HEI Exhibit 99
February 12, 2015

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS 2014 YEAR-END & FOURTH QUARTER EARNINGS

2014 Net Income of $168.3 Million;
2014 Diluted Earnings Per Share (EPS) of $1.64 and Core EPS1 of $1.68
Fourth Quarter Net Income of $33.2 Million; EPS of $0.32 and Core EPS1 of $0.36
Results In Line with EPS Guidance

Selected 2014 Highlights:

•	Reported net income of $168.3 million vs $161.5 million in 2013, up 4%;
Core net income1 of $173.2 million vs $161.5 million in 2013, up 7%

•	Reported EPS of $1.64 vs $1.62 in 2013, up 1%;
Core EPS1 of $1.68 vs $1.62 in 2013, up 4%

•	Reported ROE of 9.6%; Core ROE[1] of 9.8%

•	114-year history of continuous dividends

•	Continued legacy of delivering value for customers and Hawaii:

•	Record 21%[2] of electricity used by Hawaiian Electric customers generated from renewable sources

◦	Surpassed Hawaii’s 2015 renewable portfolio standard of 15%

◦	Avoided-oil equivalent purchase of 2 million barrels which would have cost our state approximately $259 million[3] in imported oil in 2014

◦	Led the nation in the integration of customer-sited solar: 13% of Oahu residential customers and 12% of all of our residential customers using rooftop solar by the end of 2014

•	Filed utility’s Power Supply Improvement Plan (PSIP) proposals with the Hawaii Public Utilities Commission in 2014 to:

◦	Lower electric bills by 20 percent by 2030

◦	Increase renewable energy to more than 65 percent by 2030

◦	Triple the amount of distributed solar by 2030

◦	Offer customers expanded products and services
_________________

[1]
Non-GAAP measure which excludes $4.9 million and $4.3 million of merger-related costs after-tax for the full year 2014 and for the fourth quarter of 2014, respectively. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[2]	Based upon preliminary Renewable Portfolio Standard information as of 12/31/14.

[3]	Estimate based on the 2014 average price per barrel of $129.65.

•
Limited other operations and maintenance (O&M) expense[4] increases to 1% over the 2013 level, less than the 2014 anticipated Honolulu inflation rate of 1.5%, while accommodating approximately $12 million in additional costs associated with strategic initiatives and storm recovery

•	Bank provided over $1.5 billion of credit to consumers and businesses and originated over 3,600 mortgages

•	Bank credit quality excellent with net charge offs of only 1 basis point on a loan book of $4.4 billion

•	Contributed over 16,000 volunteer hours and over $2 million of charitable contributions to community organizations

•
Announced plans for Hawaiian Electric Industries (HEI) and NextEra Energy to combine, as well as plans to spin off ASB Hawaii, the parent company of American Saving Bank, into a new, publicly traded company, mutually contingent upon the closing of the proposed combination of HEI and NextEra Energy

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) today reported 2014 year-end consolidated net income for common stock of $168.3 million, or diluted earnings per share (EPS) of $1.64. For the fourth quarter of 2014, consolidated net income for common stock was $33.2 million, or $0.32 EPS. Excluding $4.9 million after-tax of merger-related costs associated with the pending merger with NextEra Energy, Inc. and the spin-off of ASB Hawaii, core earnings1 for 2014 were $173.2 million or $1.68 EPS, compared to $161.5 million or $1.62 EPS in 2013. For the fourth quarter of 2014, core earnings1 were $37.5 million or $0.36 EPS compared to $39.0 million or $0.39 EPS for the same quarter last year.
“We continued to grow our businesses in steady fashion and delivered a competitive core return on equity1 of 9.8% for the year as HEI’s combination of companies continues to provide us with the financial resources to efficiently invest in future opportunities,” said Constance Lau, HEI president and chief executive officer. “Our utility continued to invest in the modernization and improvement of our electric grid as we integrated more renewable energy. These investments helped us achieve an energy portfolio powered by 21% renewable sources in 2014, far in excess of Hawaii’s 2015 RPS target of 15%. Thirteen percent of Oahu residential customers now have customer-sited solar, a rate of integration that leads the nation. Even as recent oil price decreases have brought our customers bill relief, we remain

____________________

[4]
Excludes net income neutral expenses covered by surcharges or by third parties of $10 million and $8 million for the full year 2014 and 2013, respectively, and $3 million in both the fourth quarter of 2014 and 2013. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

focused on further reducing costs for our customers with proposed grid-scale solar and wind projects. We also are working with other stakeholders to bring liquefied natural gas to Hawaii as a cleaner, lower-cost alternative to oil while we continue to aggressively pursue more renewable generation sources. Furthermore, as we did earlier in 2014 for Hawaiian Electric, we recently filed our abbreviated rate case for Maui Electric in which we offered to forgo the opportunity to request additional base revenues.”
“Our bank delivered solid financial results in 2014 in a challenging regulatory and interest rate environment. We produced strong loan growth while improving credit quality and maintaining healthy capital levels. Our bank continues to improve the ways it delivers to its customers and is poised in 2015 to continue growing its balance sheet and earnings,” said Lau.
“Last December we announced our proposed merger with NextEra Energy, and we are looking forward to working with NextEra Energy as a partner to help accelerate Hawaii’s clean energy transformation. We also announced the related spin off of American Savings Bank, and we are very confident that American, as a new, publicly-traded entity, will remain a strong community bank for Hawaii,” added Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
Full Year Results:
Hawaiian Electric Company’s5 full-year 2014 net income was $137.6 million compared to $122.9 million in 2013. The $14.7 million increase from the prior year was driven by the following items on an after-tax basis:

•
Net revenues[6] were $31 million higher compared to the prior year primarily due to $29 million in 2014 revenues attributable to the recovery of costs for clean energy and reliability investments and a $3 million refund to Maui Electric customers which reduced 2013 revenues, partially offset by $1 million due to reduced fuel efficiency performance; and

•	Higher allowance for funds used during construction of $1 million.
These increases were partially offset by the following on an after-tax basis:
______________

[5]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[6]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Consolidated Statements of Income.

•	$8 million higher depreciation expense in 2014 as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency;

•
O&M expenses[4] were $3 million higher in 2014 compared to the prior year. However, excluding the unanticipated Tropical Storm Iselle restoration expenses and consulting costs associated with our energy transformation plans, O&M expenses for 2014 would have decreased by approximately $4 million compared to the prior year. Included in 2014 O&M expenses were grid modernization program costs for smart grid installations and the upgrade of our customer information system which were more than offset by lower customer services expenses, lower overhaul costs due to reduced scope of work and savings from the deactivation of generating units compared to the prior year;

•
Higher interest expense and other charges, net of $3 million in 2014, including lower revenue balancing account (RBA) interest income of $2 million primarily due to the lower interest rates applied; and

•	A favorable deferred income tax adjustment of $3 million recorded in 2013 related to prior years.
Fourth Quarter Results:
Fourth quarter 2014 net income was $29.1 million compared to $32.0 million in the fourth quarter of 2013. The $2.9 million decline from the prior year quarter was primarily driven by the following items on an after-tax basis:

•
O&M expenses[4] were $8 million higher in the fourth quarter of 2014 compared to the prior quarter. This is largely due to no major overhauls in the fourth quarter of 2013, consulting costs associated with our energy transformation plans, the customer information system upgrade, and the initial phase of our smart grid installations as part of our grid modernization program, partially offset by the savings from the deactivation of generating units; and

•	Depreciation expense in the fourth quarter of 2014 was $2 million higher than the prior year quarter due to increases in utility property, plant and equipment.
These increases were partially offset by the following on an after-tax basis:

•	Net revenues[6] were $6 million higher compared to the prior year quarter primarily due to 2014 revenues attributable to the recovery of costs for clean energy and reliability investments; and

•	Tax-related items of $1 million.

AMERICAN SAVINGS BANK: SOLID PERFORMANCE AND LOAN GROWTH

Full Year Results:
American Savings Bank’s (American) net income for 2014 was $51.5 million compared to $57.5 million in 2013. Lower 2014 earnings compared to the prior year reflected the continued impact of regulatory changes and the low interest rate environment. The primary drivers impacting net income for the year were as follows on an after-tax basis:

•
$7 million lower noninterest income primarily due to lower mortgage banking income related to the decline in refinancing volume, lower interchange fees as a result of rate caps mandated by the Durbin Amendment, which became effective for American in July 2013, and the gain reflected in the prior year related to the sale of the credit card portfolio;

•	$3 million higher provision for loan losses due primarily to normal growth in the loan portfolio and the $1 million release of reserves in 2013 related to the sale of the credit card portfolio; and

•	$3 million higher net interest income as contributions from loan growth more than offset the lower yields on loans.
American achieved strong loan growth of 6.8% in 2014 despite the competitive Hawaii market environment, and credit quality improved with the 2014 net charge-off ratio of 0.01% of average loans compared to 0.09% in 2013. Total deposits were $4.6 billion at December 31, 2014, an increase of $251 million from December 31, 2013.
Overall, American’s return on average equity for the full year remained solid at 9.6% in 2014 compared to 11.4% in 2013, and the return on average assets was 0.95% in 2014 compared to 1.13% in 2013.

Fourth Quarter Results:
Fourth quarter 2014 net income of $12.0 million was $1.2 million lower than the linked quarter and $0.2 million lower than the same quarter of 2013. Compared to the linked quarter of 2014, the $1.2 million net income decline was primarily driven by the following on an after-tax basis:

•
$1 million higher noninterest expense largely attributable to the settlement of a purported class action lawsuit related to overdraft fees on debit card transactions and costs related to the strategic designation of a new corporate campus in Honolulu;

•	$1 million higher provision for loan losses related to loan growth in the quarter; and

•	$1 million of higher net interest income primarily due to loan growth.
American’s fourth quarter 2014 return on average equity was 8.8%, compared to 9.9% in the linked quarter and 9.6% in the same quarter last year. Return on average assets was 0.87% for the fourth quarter of 2014, compared to 0.98% from the linked quarter and 0.94% in the same quarter last year.
Also refer to the American news release issued on January 30, 2015.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $20.8 million in 2014 compared to $18.9 million in 2013. Fourth quarter net losses were $8.0 million in 2014 compared to $5.2 million in the fourth quarter 2013. The full year 2014 and the fourth quarter 2014 net loss included $4.9 million after-tax and $4.3 million after-tax, respectively, of costs related to the pending merger with NextEra Energy, Inc. and expenses incurred in connection with plans to spin off ASB Hawaii. Excluding the pending merger-related costs, the full year and the fourth quarter 2014 net loss declined primarily due to lower interest expense compared to 2013.

WEBCAST AND CONFERENCE CALL
HEI TO ANNOUNCE 2015 EPS GUIDANCE IN EARNINGS CONFERENCE CALL
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its 2014 earnings on Thursday, February 12, 2015, at 12:00 noon Hawaii time (5:00 p.m. Eastern time). HEI will announce 2015 EPS guidance during the scheduled webcast and conference call.
Interested parties may listen to the conference by calling (800) 884-5695 and entering passcode: 41634040, or by accessing the webcast on HEI’s website at www.hei.com under the heading “Investor Relations.” HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange

Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about four hours after the event and will remain on HEI’s website for 12 months. Replays of the conference call will also be available approximately four hours after the event through February 26, 2015, by dialing (888) 286-8010, passcode: 65598214.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on page 17 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenues
Electric utility	$725,267	$770,152	$2,987,323	$2,980,172
Bank	64,726	62,306	252,497	258,147
Other	47	45	(278)	151
Total revenues	790,040	832,503	3,239,542	3,238,470
Expenses
Electric utility	666,389	704,588	2,711,555	2,734,659
Bank	47,350	44,540	176,878	171,090
Other	9,060	5,026	22,185	17,302
Total expenses	722,799	754,154	2,910,618	2,923,051
Operating income (loss)
Electric utility	58,878	65,564	275,768	245,513
Bank	17,376	17,766	75,619	87,057
Other	(9,013)	(4,981)	(22,463)	(17,151)
Total operating income	67,241	78,349	328,924	315,419
Interest expense, net—other than on deposit liabilities and other bank borrowings	(17,704)	(19,263)	(76,352)	(75,479)
Allowance for borrowed funds used during construction	702	620	2,579	2,246
Allowance for equity funds used during construction	1,838	1,531	6,771	5,561
Income before income taxes	52,077	61,237	261,922	247,747
Income taxes	18,447	21,751	91,712	84,341
Net income	33,630	39,486	170,210	163,406
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$33,157	$39,013	$168,320	$161,516
Basic earnings per common share	$0.32	$0.39	$1.65	$1.63
Diluted earnings per common share	$0.32	$0.39	$1.64	$1.62
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	102,561	99,853	101,968	98,968
Adjusted weighted-average shares	103,991	100,525	102,937	99,623
Net income (loss) for common stock by segment
Electric utility	$29,112	$31,990	$137,641	$122,929
Bank	12,017	12,184	51,492	57,534
Other	(7,972)	(5,161)	(20,813)	(18,947)
Net income for common stock	$33,157	$39,013	$168,320	$161,516
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$19,773	$57,949	$157,692	$171,189
Return on average common equity			9.6%	9.7%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2014	2013
(dollars in thousands)
Assets
Cash and cash equivalents	$175,542	$220,036
Accounts receivable and unbilled revenues, net	313,696	346,785
Available-for-sale investment securities	550,394	529,007
Stock in Federal Home Loan Bank of Seattle, at cost	69,302	92,546
Loans receivable held for investment, net	4,389,033	4,110,113
Loans held for sale, at lower of cost or fair value	8,424	5,302
Property, plant and equipment, net of accumulated depreciation of $2,250,950 and $2,192,422 at the respective dates	4,148,774	3,865,514
Regulatory assets	905,264	575,924
Other	541,542	512,627
Goodwill	82,190	82,190
Total assets	$11,184,161	$10,340,044
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$186,425	$212,331
Interest and dividends payable	25,336	26,716
Deposit liabilities	4,623,415	4,372,477
Short-term borrowings—other than bank	118,972	105,482
Other bank borrowings	290,656	244,514
Long-term debt, net—other than bank	1,506,546	1,492,945
Deferred income taxes	631,734	529,260
Regulatory liabilities	344,849	349,299
Contributions in aid of construction	466,432	432,894
Defined benefit pension and other postretirement benefit plans liability	632,845	288,539
Other	531,230	524,224
Total liabilities	9,358,440	8,578,681
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 102,565,266 shares and 101,259,800 shares at the respective dates	1,521,297	1,488,126
Retained earnings	297,509	255,694
Accumulated other comprehensive loss, net of tax benefits	(27,378)	(16,750)
Total shareholders’ equity	1,791,428	1,727,070
Total liabilities and shareholders’ equity	$11,184,161	$10,340,044
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Years ended December 31	2014	2013
(in thousands)
Cash flows from operating activities
Net income	$170,210	$163,406
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	172,762	160,061
Other amortization	8,476	4,667
Provision for loan losses	6,126	1,507
Loans receivable originated and purchased, held for sale	(155,755)	(249,022)
Proceeds from sale of loans receivable, held for sale	155,030	273,775
Gain on sale of credit card portfolio	—	(2,251)
Increase in deferred income taxes	59,184	80,399
Excess tax benefits from share-based payment arrangements	(277)	(430)
Allowance for equity funds used during construction	(6,771)	(5,561)
Change in cash overdraft	(1,038)	1,038
Changes in assets and liabilities
Decrease in accounts receivable and unbilled revenues, net	33,089	16,038
Decrease in fuel oil stock	28,041	27,332
Increase in regulatory assets	(17,000)	(65,461)
Decrease in accounts, interest and dividends payable	(92,294)	(23,153)
Change in prepaid and accrued income taxes and utility revenue taxes	12,845	(19,406)
Increase (decrease) in defined benefit pension and other postretirement benefit plans liability	22,251	(33,014)
Change in other assets and liabilities	(93,400)	(2,779)
Net cash provided by operating activities	301,479	327,146
Cash flows from investing activities
Available-for-sale investment securities purchased	(183,778)	(112,654)
Principal repayments on available-for-sale investment securities	91,013	158,558
Proceeds from sale of available-for-sale investment securities	79,564	71,367
Redemption of stock from Federal Home Loan Bank of Seattle	23,244	3,476
Net increase in loans held for investment	(283,810)	(398,426)
Proceeds from sale of real estate acquired in settlement of loans	3,213	9,212
Capital expenditures	(339,721)	(353,879)
Contributions in aid of construction	41,806	32,160
Proceeds from sale of credit card portfolio	—	26,386
Other	(39)	40
Net cash used in investing activities	(568,508)	(563,760)
Cash flows from financing activities
Net increase in deposit liabilities	250,938	142,561
Net increase in short-term borrowings with original maturities of three months or less	13,490	21,789
Net decrease in retail repurchase agreements	(9,465)	(1,418)
Proceeds from other bank borrowings	130,601	130,000
Repayments of other bank borrowings	(75,000)	(80,000)
Proceeds from issuance of long-term debt	125,000	286,000
Repayment of long-term debt	(111,400)	(216,000)
Excess tax benefits from share-based payment arrangements	277	430
Net proceeds from issuance of common stock	26,898	55,086
Common stock dividends	(126,458)	(98,383)
Preferred stock dividends of subsidiaries	(1,890)	(1,890)
Other	(456)	(1,187)
Net cash provided by financing activities	222,535	236,988
Net increase (decrease) in cash and cash equivalents	(44,494)	374
Cash and cash equivalents, January 1	220,036	219,662
Cash and cash equivalents, December 31	$175,542	$220,036
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended December 31		Years ended December 31
(dollars in thousands, except per barrel amounts)	2014	2013	2014	2013
Revenues	$725,267	$770,152	$2,987,323	$2,980,172
Expenses
Fuel oil	265,696	307,814	1,131,685	1,185,552
Purchased power	175,887	184,012	722,008	710,681
Other operation and maintenance	115,129	102,547	410,612	403,270
Depreciation	41,597	38,160	166,387	154,025
Taxes, other than income taxes	68,080	72,055	280,863	281,131
Total expenses	666,389	704,588	2,711,555	2,734,659
Operating income	58,878	65,564	275,768	245,513
Allowance for equity funds used during construction	1,838	1,531	6,771	5,561
Interest expense and other charges, net	(15,768)	(15,319)	(64,757)	(59,279)
Allowance for borrowed funds used during construction	702	620	2,579	2,246
Income before income taxes	45,650	52,396	220,361	194,041
Income taxes	16,039	19,907	80,725	69,117
Net income	29,611	32,489	139,636	124,924
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	29,382	32,260	138,721	124,009
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$29,112	$31,990	$137,641	$122,929
Comprehensive income attributable to Hawaiian Electric	$28,517	$33,516	$137,078	$124,507
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,720	1,759	6,782	6,859
Hawaii Electric Light	269	273	1,062	1,076
Maui Electric	288	292	1,132	1,135
	2,277	2,324	8,976	9,070
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	70.0	69.3	69.6	68.8
Cooling degree days (Oahu)	1,206	1,135	4,909	4,506
Average fuel oil cost per barrel	$122.04	$133.88	$129.65	$131.10

Twelve months ended December 31			2014	2013
Return on average common equity (%) (simple average)
Hawaiian Electric			8.74	7.98
Hawaii Electric Light			6.71	7.41
Maui Electric			8.81	8.91
Hawaiian Electric Consolidated			8.40	8.02
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 , as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2014	2013
(dollars in thousands, except par value)
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$52,299	$51,883
Plant and equipment	6,009,482	5,701,875
Less accumulated depreciation	(2,175,510)	(2,111,229)
Construction in progress	158,616	143,233
Utility property, plant and equipment, net	4,044,887	3,785,762
Nonutility property, plant and equipment, less accumulated depreciation of $1,227 and $1,223 at respective dates	6,563	6,567
Total property, plant and equipment, net	4,051,450	3,792,329
Current assets
Cash and cash equivalents	13,762	62,825
Customer accounts receivable, net	158,484	175,448
Accrued unbilled revenues, net	137,374	144,124
Other accounts receivable, net	4,283	14,062
Fuel oil stock, at average cost	106,046	134,087
Materials and supplies, at average cost	57,250	59,044
Prepayments and other	66,383	52,857
Regulatory assets	71,421	69,738
Total current assets	615,003	712,185
Other long-term assets
Regulatory assets	833,843	506,186
Unamortized debt expense	8,323	9,003
Other	81,838	67,426
Total other long-term assets	924,004	582,615
Total assets	$5,590,457	$5,087,129
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 15,805,327 in 2014 and 15,429,105 shares in 2013)	$105,388	$102,880
Premium on capital stock	578,938	541,452
Retained earnings	997,773	948,624
Accumulated other comprehensive income, net of income taxes-retirement benefit plans	45	608
Common stock equity	1,682,144	1,593,564
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,206,546	1,206,545
Total capitalization	2,922,983	2,834,402
Current liabilities
Current portion of long-term debt	—	11,400
Accounts payable	163,934	189,559
Interest and preferred dividends payable	22,316	21,652
Taxes accrued	250,402	249,445
Regulatory liabilities	632	1,916
Other	65,146	63,881
Total current liabilities	502,430	537,853
Deferred credits and other liabilities
Deferred income taxes	602,872	507,161
Regulatory liabilities	344,217	347,383
Unamortized tax credits	79,492	73,539
Defined benefit pension and other postretirement benefit plans liability	595,395	262,162
Other	76,636	91,735
Total deferred credits and other liabilities	1,698,612	1,281,980
Contributions in aid of construction	466,432	432,894
Total capitalization and liabilities	$5,590,457	$5,087,129
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Years ended December 31	2014	2013
(in thousands)
Cash flows from operating activities
Net income	$139,636	$124,924
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	166,387	154,025
Other amortization	8,091	5,077
Increase in deferred income taxes	82,947	64,507
Change in tax credits, net	6,062	7,017
Allowance for equity funds used during construction	(6,771)	(5,561)
Change in cash overdraft	(1,038)	1,038
Changes in assets and liabilities
Decrease in accounts receivable	26,743	49,445
Decrease (increase) in accrued unbilled revenues	6,750	(9,826)
Decrease in fuel oil stock	28,041	27,332
Decrease (increase) in materials and supplies	1,794	(7,959)
Increase in regulatory assets	(17,000)	(65,461)
Decrease in accounts payable	(90,632)	(20,828)
Change in prepaid and accrued income taxes and revenue taxes	(4,036)	(2,028)
Increase (decrease) in defined benefit pension and other postretirement benefit plans liability	(961)	2,240
Change in other assets and liabilities	(62,959)	(31,499)
Net cash provided by operating activities	283,054	292,443
Cash flows from investing activities
Capital expenditures	(311,574)	(342,485)
Contributions in aid of construction	41,806	32,160
Other	—	(230)
Net cash used in investing activities	(269,768)	(310,555)
Cash flows from financing activities
Common stock dividends	(88,492)	(81,578)
Preferred stock dividends of Hawaiian Electric and subsidiaries	(1,995)	(1,995)
Proceeds from issuance of common stock	40,000	78,500
Proceeds from issuance of long-term debt	—	236,000
Repayment of long-term debt	(11,400)	(166,000)
Other	(462)	(1,149)
Net cash provided by (used in) financing activities	(62,349)	63,778
Net increase (decrease) in cash and cash equivalents	(49,063)	45,666
Cash and cash equivalents, January 1	62,825	17,159
Cash and cash equivalents, December 31	$13,762	$62,825
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 , as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013
Interest and dividend income
Interest and fees on loans	$46,276	$45,532	$43,405	$179,341	$172,969
Interest and dividends on investment securities	3,187	2,773	3,372	11,945	13,095
Total interest and dividend income	49,463	48,305	46,777	191,286	186,064
Interest expense
Interest on deposit liabilities	1,303	1,312	1,222	5,077	5,092
Interest on other borrowings	1,468	1,438	1,437	5,731	4,985
Total interest expense	2,771	2,750	2,659	10,808	10,077
Net interest income	46,692	45,555	44,118	180,478	175,987
Provision for loan losses	2,560	1,550	554	6,126	1,507
Net interest income after provision for loan losses	44,132	44,005	43,564	174,352	174,480
Noninterest income
Fees from other financial services	5,760	5,642	5,732	21,747	27,099
Fee income on deposit liabilities	5,074	5,109	4,797	19,249	18,363
Fee income on other financial products	1,806	1,971	2,117	8,131	8,405
Bank-owned life insurance	1,004	1,000	978	3,949	3,928
Mortgage banking income	1,164	875	1,413	2,913	8,309
Gains on sale of securities	—	—	—	2,847	1,226
Other income, net	455	634	492	2,375	4,753
Total noninterest income	15,263	15,231	15,529	61,211	72,083
Noninterest expense
Compensation and employee benefits	19,835	19,892	22,195	79,885	82,910
Occupancy	4,238	4,517	4,197	17,197	16,747
Data processing	2,975	2,684	2,970	11,690	10,952
Services	2,561	2,580	2,160	10,269	9,015
Equipment	1,638	1,672	1,826	6,564	7,295
Office supplies, printing and postage	1,602	1,415	1,427	6,089	4,233
Marketing	1,309	948	1,319	3,999	3,373
FDIC insurance	820	840	748	3,261	3,253
Other expense	7,042	5,116	4,457	20,990	21,726
Total noninterest expense	42,020	39,664	41,299	159,944	159,504
Income before income taxes	17,375	19,572	17,794	75,619	87,059
Income taxes	5,358	6,312	5,610	24,127	29,525
Net income	$12,017	$13,260	$12,184	$51,492	$57,534
Comprehensive income	$5,323	$11,811	$23,802	$47,131	$60,733
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.87	0.98	0.94	0.95	1.13
Return on average equity	8.84	9.87	9.56	9.62	11.38
Return on average tangible common equity	10.42	11.65	11.39	11.37	13.59
Net interest margin	3.65	3.62	3.67	3.62	3.74
Net charge-offs to average loans outstanding	0.04	0.04	0.15	0.01	0.09
As of period end
Nonperforming assets to loans outstanding and real estate owned *	0.85	0.88	1.20
Allowance for loan losses to loans outstanding	1.03	1.00	0.97
Tier-1 leverage ratio *	8.9	9.1	9.1
Total risk-based capital ratio *	12.3	12.6	12.1
Tangible common equity to total assets	8.25	8.49	8.50
Dividend paid to HEI (via ASHI) ($ in millions)	9	9	10	36	40
* Regulatory basis
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31		2014		2013
(in thousands)
Assets
Cash and due from banks		$107,233		$108,998
Interest-bearing deposits		54,230		47,605
Available-for-sale investment securities, at fair value		550,394		529,007
Stock in Federal Home Loan Bank of Seattle, at cost		69,302		92,546
Loans receivable held for investment		4,434,651		4,150,229
Allowance for loan losses		(45,618)		(40,116)
Net loans		4,389,033		4,110,113
Loans held for sale, at lower of cost or fair value		8,424		5,302
Other		304,435		268,063
Goodwill		82,190		82,190
Total assets		$5,565,241		$5,243,824
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,342,794		$1,214,418
Deposit liabilities–interest-bearing		3,280,621		3,158,059
Other borrowings		290,656		244,514
Other		116,527		105,679
Total liabilities		5,030,598		4,722,670
Common stock		1		1
Additional paid in capital		338,411		336,053
Retained earnings		212,789		197,297
Accumulated other comprehensive loss, net of tax benefits
Net unrealized gains (losses) on securities	$462		$(3,663)
Retirement benefit plans	(17,020)	(16,558)	(8,534)	(12,197)
Total shareholder’s equity		534,643		521,154
Total liabilities and shareholder’s equity		$5,565,241		$5,243,824

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 (when filed) and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as updated by SEC Forms 8-K.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and diluted earnings per share for HEI consolidated and the adjusted return on average common equity (ROACE).
The reconciling adjustment from GAAP earnings to core earnings is limited to the costs related to the pending merger between HEI and NextEra Energy, Inc. For more information on the pending merger, see HEI’s Form 8-K filed on December 4, 2014. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties. This item is grossed-up in revenue and expense and does not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited
($ in millions, except per share amounts)
	Three months ended December 31		Years ended December 31
	2014	2013	2014	2013
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$33.2	$39.0	$168.3	$161.5
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	4.3	—	4.9	—
Non-GAAP (core)	$37.5	$39.0	$173.2	$161.5
HEI CONSOLIDATED DILUTED EARNINGS PER SHARE
GAAP (as reported)	$0.32	$0.39	$1.64	$1.62
Excluding special items (after-tax):
Costs related to pending merger with NextEra Energy, Inc.	0.04	—	0.05	—
Non-GAAP (core) diluted earnings per common share	$0.36	$0.39	$1.68	$1.62
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			9.6%	9.7%
Based on non-GAAP (core)[2]			9.8%	9.7%

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited
($ in millions)
	Three months ended December 31		Years ended December 31
	2014	2013	2014	2013
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$115.1	$102.5	$410.6	$403.3
Excluding O&M-related net income neutral items[3]	2.5	2.9	10.0	8.0
Adjusted other operations and maintenance expense (Non-GAAP measure)	$112.6	$99.6	$400.6	$395.3
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Calculated as core net income divided by average GAAP common equity
[3] Expenses covered by surcharges or by third parties recorded in revenues